EXHIBIT 99.1

LETTER OF TRANSMITTAL

JANUS HENDERSON US (HOLDINGS) INC.

OFFER FOR ALL OUTSTANDING 5.450% SENIOR NOTES DUE 2034 IN EXCHANGE FOR 5.450% SENIOR NOTES DUE 2034 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

PURSUANT TO THE PROSPECTUS
DATED                        , 2025

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2025 (THE “EXPIRATION DATE”), UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon Trust Company, N.A.

By Regular, Registered or Certified Mail, By Overnight Courier or By Hand:

The Bank of New York Mellon Trust Company, N.A.
Attention: Transfers and Redemptions Dept.
500 Ross Street, Suite 625
Pittsburgh, PA 15262

Bondholder Service Number: 800-254-2826

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 5.450% SENIOR NOTES DUE 2034 (THE “OUTSTANDING NOTES”) FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 5.450% SENIOR NOTES DUE 2034 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT’S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

The undersigned hereby acknowledges receipt of the prospectus, dated          , 2025 (the “Prospectus”), of Janus Henderson US (Holdings) Inc., a Delaware corporation (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Company’s offer (the “Exchange Offer”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to exchange an aggregate principal amount of up to $400,000,000 of its 5.450% Senior Notes due 2034, which have been registered under the Securities Act (individually, a “New Note” and collectively, the “New Notes”), for a like principal amount at maturity of the Company’s issued and outstanding 5.450% Senior Notes due 2034 (individually, an “Outstanding Note” and collectively, the “Outstanding Notes”) from the registered holders thereof.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension. The Company will notify the holders of Outstanding Notes of the extension via a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the prospectus under the caption “The Exchange Offer — Procedures for Tendering Outstanding Notes.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•       DTC has received your instructions to tender your Outstanding Notes; and

•       you agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender Outstanding Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

1.	By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2.	By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Outstanding Notes.

3.	The tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus and this Letter of Transmittal.

4.	You acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “Commission”), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Company or the guarantor of the Outstanding Notes (the “Guarantor”) within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes. If a holder of the Outstanding Notes is an affiliate of the Company or the Guarantor, is not acquiring the New Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (x) cannot rely on the position of the staff of the Commission enunciated in the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) and the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no-action letter (available July 2, 1993), or similar no-action letters and (y) in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes.

5.	By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

a.	the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business;

b.	you have no arrangement or understanding with any person to participate in the distribution of the New Notes;

c.	you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or the Guarantor;

d.	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the New Notes; and

e.	if you are a broker-dealer that will receive New Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

6.	Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

Forming part of the terms and conditions of the Exchange Offer for the:

5.450% Senior Notes due 2034 in exchange for 5.450% Senior Notes due 2034 that have been registered under the Securities Act of 1933, as amended,

Pursuant to the Prospectus
Dated                        , 2025

1. Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Outstanding Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

2. Partial Tenders.

Tenders of Outstanding Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of such Outstanding Notes not tendered and New Notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3. Validity of Tenders.

The Company will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes. The Company’s determination will be final and binding. The Company reserves the absolute right to reject any Outstanding Notes not properly tendered or any Outstanding Notes the Company’s acceptance of which might, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defect, irregularities or conditions of tender as to particular Outstanding Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent, nor any other person will incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder promptly following the Expiration Date.